Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 18, 2013 with respect to the consolidated financial statements and financial statement schedules listed on Item 15 of the Form 10-K of Atlas Financial Holdings, Inc.

/s/ Johnson Lambert LLP
Arlington Heights, Illinois
November 26, 2013